Exhibit 10.3

AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Registration Rights Agreement, dated November 25, 2015 (the “Agreement”), is entered into as of April 13, 2016 by and between True Drinks Holdings, Inc., a Nevada corporation (the “Company”), and the “Purchasers” named in that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the “Purchase Agreement”). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

RECITALS

WHEREAS, the Company and each of the signatories to the Securities Purchase Agreement, dated November 25, 2015 (the “November Purchase Agreement”), including Red Beard Holdings, LLC (“Red Beard”), entered into the Agreement, wherein the Company undertook obligations to register with the SEC certain securities issued pursuant to the November Purchase Agreement;

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (the “April Purchase Agreement”), the Purchaser parties thereto, including Red Beard and other accredited investors who were not parties to the November Purchase Agreement (“Additional Purchasers”), agreed to purchase from the Company an aggregate total of 50,000 shares of Preferred Stock and Warrants to purchase up to an aggregate of 33,333,334 shares of the Company’s Common Stock on the terms and conditions set forth in the April Purchase Agreement; and

WHEREAS, the Company and the Purchasers now desire to enter into this Amendment to cause the Agreement to apply to the Conversion Shares and Warrant Shares issuable upon conversion and/or exercise of the Preferred Stock and Warrants, respectively, issuable to Purchasers pursuant to the April Purchase Agreement, and to cause the Additional Purchaser to become a party to the Agreement

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

1.             In the Recitals to the Agreement, the definition of “Purchase Agreement” shall now be referred to as the “Purchase Agreements” and shall now be defined as “that certain Securities Purchase Agreement, dated November 25, 2015, by and among the Company and the Purchasers, and that certain Securities Purchase Agreement, dated April 12, 2016, by and between the Company and certain of the Purchasers”.

2.             The Agreement shall be amended so that each instance of “Purchase Agreement” in the Agreement shall be replaced with “Purchase Agreements”.

3.             The following definitions set forth in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:

“Purchasers” means the Purchasers identified in the Purchase Agreements and any Affiliate or permitted transferee (as defined in Section 7(d)) of any Purchaser who is a subsequent holder of any Preferred Stock, Series C Warrants or Registrable Securities.”

4.             Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

“4.           Due Diligence Review; Information.  The Company shall make available, upon reasonable advance written notice, during normal business hours, for inspection and review by the Purchasers, advisors to and representatives of the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), all financial and other records, all SEC Documents (as defined in the Purchase Agreements) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the accuracy of such Registration Statement.”

5.             Section 7(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in the Purchase Agreements.”

6.      The Additional Purchasers, by their respective signature(s) below, hereby becomes a “Purchaser” under the Agreement with the same force and effect as if originally named therein as a “Purchaser”.

7.             In the event any conflicts between this Amendment and the terms and conditions set forth in the Agreement arise, the terms and conditions set forth herein shall control. Notwithstanding the execution of this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  Red Beard does not, in any way, waive the Company’s obligations to comply with any of the provisions, covenants and terms of the Agreement (as amended hereby).

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

ADDRESS:	TRUE DRINKS HOLDINGS, INC.
18662 MacArthur Boulevard, Suite 110 Irvine, CA 92612
By: ______________________ Name: Dan Kerker Title: Chief Financial Officer

ADDRESS:	RED BEARD HOLDINGS, LLC
2560 E. Chapman Ave. #173 Orange, CA 92869
By: _______________________ Name: Title: